Exhibit 5.1

812 SAN ANTIONIO STREET SUITE 600 AUSTIN, TEXAS 78701

TEL FAX	512 • 583 • 5900 512 • 583 • 5940

October 10, 2017

Investar Holding Corporation
7244 Perkins Road
Baton Rouge, Louisiana
Attention: John J. D’Angelo
Ladies and Gentlemen:
We have acted as special counsel to Investar Holding Corporation, a Louisiana corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 1,039,723 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Shares are proposed to be issued pursuant to an Agreement and Plan of Reorganization, dated August 4, 2017 (the “Reorganization Agreement”), by and among the Company, Investar Interim Corporation, a Louisiana corporation (the “Merger Sub”) and BOJ Bancshares, Inc., a Louisiana corporation (“BOJ”). Under the Reorganization Agreement, BOJ is to merge with and into the Merger Sub, with the Merger Sub continuing as the surviving corporation (the “Merger”). Immediately following, and in connection with the Merger, the Company is to cause the Merger Sub to be merged with and into the Company, with the Company surviving the merger (the “Second Merger” and together with the Merger, the “Integrated Mergers”).
In connection with the opinion set forth below, we have examined copies of: (i) the Registration Statement (but not, except as herein stated otherwise, the Exhibits to the Registration Statement); (ii) the Company’s Restated Articles of Incorporation and Amended and Restated By-laws; (iii) the Reorganization Agreement and (iv) relevant resolutions of the board of directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
In connection with rendering the opinions expressed in this letter, we have assumed that (i) all information contained in all documents we reviewed was true, correct and complete; (ii) all signatures on all documents we reviewed are genuine; (iii) all persons executing and delivering the documents we reviewed had legal capacity and competency to execute and deliver such documents; (iv) all documents submitted to us as originals are authentic; and (v) all documents submitted to us as copies conform to the authentic originals of those documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act and the Integrated Mergers are consummated in accordance with the terms of the Reorganization Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.
This opinion is based on and is limited to the corporate laws of the State of Louisiana, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date, and we undertake no obligation to advise you of any change in any matter set forth in this letter.

Investar Holding Corporation
October 10, 2017

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP